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                                                                   EXHIBIT 2.1.1


                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

  AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of January 31, 1996 (the "Amendment"), by and among TRUMP HOTELS & CASINO RESORTS, INC., a Delaware corporation ("THCR"), TAJ MAHAL HOLDING CORP., a Delaware corporation ("Taj Holding"), and THCR MERGER CORP., a Delaware corporation and a wholly owned subsidiary of THCR ("Merger Sub"). Capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Agreement and Plan of Merger, dated as of January 8, 1996, by and among the parties hereto.

  WHEREAS, THCR, Taj Holding and Merger Sub wish to amend the Merger
Agreement;

  WHEREAS, the THCR Special Committee and the Board of Directors of THCR have approved the Merger Transaction, the Merger Agreement and this Amendment;

  WHEREAS, the Taj Holding Class B Directors and the Board of Directors of Taj Holding have approved the Merger, the Merger Agreement and this Amendment; and

  WHEREAS, the Board of Directors of Merger Sub has approved this Amendment and THCR, as the sole stockholder of Merger Sub, has approved and adopted this Amendment.

  NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto agree to amend the Merger Agreement, in accordance with Section 11.03 thereof, as follows:

  1. The first recital in the Merger Agreement immediately following the preamble is hereby deleted in its entirety and amended to read as follows:

    WHEREAS, Taj Holding and certain of its affiliates and THCR and certain of its affiliates desire to effect the Merger Transaction, which includes
  (a) the merger of Merger Sub with and into Taj Holding upon the terms and subject to the conditions set forth herein (the "Merger"); (b) consummation of the offering by THCR (the "THCR Offering") of up to $140 million (which amount may be increased at THCR's discretion) of Common Stock of THCR, par value $.01 per share ("THCR Common Stock"), and the offering by THCR Atlantic City Holdings ("AC Holdings") and its wholly owned finance subsidiary, THCR Atlantic City Funding, Inc. (the "Mortgage Note Offering"), of up to $1.2 billion aggregate principal amount of mortgage notes (the "Mortgage Notes"), the aggregate proceeds of which will be used, together with available cash, to (i) pay cash, pursuant to this Merger Agreement, to those holders of Class A Common Stock of Taj Holding, par value $.01 per share (the "Taj Holding Class A Common Stock"), electing to receive cash in the Merger, (ii) redeem (the "Bond Redemption") Trump Taj Mahal Funding, Inc.'s outstanding 11.35% Mortgage Bonds, Series A due 1999 (the "Bonds"), (iii) redeem the outstanding shares of Class B Common Stock of Taj Holding, par value $.01 per share (the "Taj Holding Class B Common Stock"), as required in connection with the Bond Redemption, (iv) retire, by purchasing and/or defeasing, the outstanding 10 7/8% Mortgage Notes due 2001 of Trump Plaza Funding, Inc. (the "Plaza Note Purchase," and, together with the Mortgage Note Offering and the Bond Redemption, the "Debt Refinancing"), (v) satisfy the indebtedness of Trump Taj Mahal Associates ("Taj Associates") under its loan agreement with National Westminster Bank USA, (vi) purchase certain real property (collectively, the "Specified Parcels") used in the operation of the Trump Taj Mahal Casino Resort (the "Taj Mahal") that is currently leased from Trump Taj Mahal Realty Corp. ("Realty Corp."), a corporation wholly owned by Donald J. Trump ("Trump"),
  (vii) purchase certain real property used in the operation of Trump Plaza Casino Hotel and Casino that is currently leased from an unaffiliated third party, (viii) make a payment to Bankers Trust Company ("Bankers Trust") to obtain releases of the Liens (defined below) that Bankers Trust has with respect to certain equity interests of Taj Associates and related guarantees and (ix) pay related fees and expenses; (c) the contribution by Trump to AC Holdings (on behalf, and at the direction, of Trump Hotels & Casino Resorts Holdings, L.P., a subsidiary of THCR ("THCR Holdings")), of all of his direct and indirect ownership interests in Taj Associates; and
  (d) the contribution by THCR to AC Holdings (on behalf, and at the direction, of THCR Holdings) of all its indirect ownership interests in Taj Associates acquired in the Merger;

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  2. The words "THCR Holdings and Taj Holdings LLC" in part (a) of the second recital in the Merger Agreement are hereby deleted in their entirety and replaced with the following term: "AC Holdings."

  3. Section 1.01 of the Merger Agreement is hereby amended to add the following defined terms to the terms contained therein:

    "AC Holdings" shall have the meaning set forth in the Recitals.

    "Consent Solicitation" shall mean the consents and waivers to be solicited from the holders of the Senior Notes to modify, in connection with the Merger Transaction, certain provisions of the indenture pursuant to which the Senior Notes were issued.

    "Debt Refinancing" shall have the meaning set forth in the Recitals.

    "Mortgage Note Offering" shall have the meaning set forth in the Recitals.

    "Mortgage Notes" shall have the meaning set forth in the Recitals.

    "Plaza Note Purchase" shall have the meaning set forth in the Recitals.

    "Senior Notes" shall mean the $155 million aggregate principal amount of 15 1/2% Senior Notes of THCR Holdings and Trump Hotels & Casino Resorts Funding, Inc.

    "Taj Associates Guarantee" shall mean the guarantee of Taj Associates with respect to the Mortgage Notes.

  4. Section 1.01 of the Merger Agreement is hereby further amended (i) to delete the definitions of "Taj Funding Offering" and "Taj Holdings LLC" in their entirety and (ii) to amend the definitions of "Merger Agreement" and "Merger Transaction" to read as follows:

    "Merger Agreement" shall have the meaning set forth in the Preamble and shall also include any amendments pursuant to Section 11.03 hereof.

    "Merger Transaction" shall have the meaning set forth in the Recitals; provided, however, that for purposes of Section 7.03(a) and Paragraphs
  (iii) and (iv) of Section 9.01 hereof, the term shall not include the Debt Refinancing.

  5. The clause in the third sentence of Section 3.06(a) of the Merger Agreement that reads "dated January 8, 1996 (the "Rothschild Fairness Opinion")" is hereby deleted in its entirety and amended to read as follows:
"dated January 31, 1996 (the "Rothschild Fairness Opinion")."

  6. The term "Taj Funding Offering" in Sections 3.06(a), 3.06(c) and 3.07 of the Merger Agreement is hereby deleted in its entirety and replaced with the following term: "Taj Associates Guarantee."

  7. Section 3.15 of the Merger Agreement is hereby amended by (i) replacing the term "Taj Funding Offering" in the heading with the term "Mortgage Note Offering" and (ii) deleting clause (b) in its entirety and replacing it with the following language:

  (b) the filing of a registration statement on Form S-1 with the SEC jointly with the issuers of the Mortgage Note Offering to the extent required in order to register the Taj Associates Guarantee (the "Debt S-1").

  8. Section 3.16 of the Merger Agreement is hereby amended by replacing (i) the term "THCR Offering" in the heading with the words "Debt S-1 and Equity S-1," (ii) the words "will, at the time the Equity S-1" in the first sentence with the words "and the Debt S-1 will, at the time each registration statement" and (iii) the word "statement" in the second sentence with the word "statements."

  9. The clause in the third sentence of Section 4.06(a) of the Merger Agreement that reads "dated January 8, 1996 (the "DLJ Fairness Opinion")" is hereby deleted in its entirety and amended to read as follows: "dated January 31, 1996 (the "DLJ Fairness Opinion")."

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  10. The heading in Section 4.15 of the Merger Agreement is hereby deleted in its entirety and amended to read as follows: "Section 4.15. Mortgage Note Offering."

  11. Section 9.01 of the Merger Agreement is hereby amended by (a) deleting the word "and" in Paragraph (vii), (b) replacing the period at the end of Paragraph (viii) with a semicolon and the word "and" and (c) inserting a new Paragraph at the end of the Section to read as follows:

    (ix) Taj Holding and THCR shall have received one or more solvency opinions with respect to the Mortgage Note Offering and related guarantees from a nationally recognized appraisal firm, in form and substance reasonably satisfactory to Taj Holding and THCR.

  12. Paragraph (i) of Section 9.02 of the Merger Agreement is hereby deleted in its entirety and amended to read as follows: "(i) [intentionally omitted]."

  13. Paragraph (iii) of Section 9.02 of the Merger Agreement is hereby deleted in its entirety and amended to read as follows:

    (iii) assuming consummation of the Merger Transaction, AC Holdings shall have assumed the indemnification and other obligations of the Surviving Corporation and TM/GP set forth in Section 7.04 hereof with the understanding that any subsequent action on the part of AC Holdings pursuant to Section 7.04(c) hereof shall not release AC Holdings of such indemnification and other obligations;

  14. Paragraph (ii) of Section 9.03 of the Merger Agreement is hereby deleted in its entirety and amended to read as follows:

    (ii) the THCR Offering, the Mortgage Note Offering, the Plaza Note Purchase and the Consent Solicitation shall have been consummated on terms acceptable to THCR;

  15. Paragraph (v) of Section 9.03 of the Merger Agreement is hereby deleted in its entirety and amended to read as follows:

    (v) Trump shall have contributed, or caused to be contributed, to AC Holdings (on behalf, and at the direction, of THCR Holdings) all of his direct and indirect ownership interests in Taj Associates on terms acceptable to THCR;

  Except as modified herein, the Merger Agreement shall remain unmodified and in full force and effect. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                          TAJ MAHAL HOLDING CORP.

                                            /s/ R. Bruce McKee
                                          -------------------------------------
                                          By: R. Bruce McKee
                                          Title: Assistant Treasurer and
                                                 Acting Chief Operating Officer
                                                 of Trump Taj Mahal Associates

                                          TRUMP HOTELS & CASINO RESORTS, INC.

                                            /s/ Nicholas L. Ribis
                                          -------------------------------------
                                          By: Nicholas L. Ribis
                                          Title: President and Chief Executive
                                                 Officer

                                          THCR MERGER CORP.

                                            /s/ Nicholas L. Ribis
                                          -------------------------------------
                                          By: Nicholas L. Ribis
                                          Title: President and Chief Executive
                                                 Officer